Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333- 219095) of Golar LNG Limited and in the related Prospectus and in the Registration Statement (Form S-8 No. 333-221666) pertaining to Long-Term Incentive plan of Golar LNG Limited, of our reports dated April 22, 2021 with respect to the consolidated financial statements of Golar LNG Limited, and the effectiveness of internal control over financial reporting of Golar LNG Limited, included in this Annual Report (Form 20-F) for the year ended December 31, 2020.

/s/ Ernst & Young LLP
London, United Kingdom
April 22, 2021

Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following:
a)This Annual Report (Form 20-F) of Golar LNG Limited for the year ended December 31, 2020,
b)Registration Statement (Form F-3 No. 333-219095) of Golar LNG Limited and in the related Prospectus, and
c)Registration Statement (Form S-8 No. 333-221666) pertaining to Long-Term Incentive plan of Golar LNG Limited,

of our reports dated March 16, 2021, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Golar LNG Partners LP, included in the Annual Report (Form 20-F) of Golar LNG Partners LP for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
London, United Kingdom
April 22, 2021